EXHIBIT 10.1

AMENDMENT NO. 1

TO

MERCURY GENERAL CORPORATION

2005 EQUITY INCENTIVE AWARD PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation 2005 Equity Incentive Award Plan (the “Plan”); and

WHEREAS, the Company desires to amend the plan as set forth herein to eliminate any participation in the Plan by non-employee Directors of the Company;

NOW, THEREFORE, the Plan is amended as follows:

1. Amendment to Article 1. Article 1 of the Plan is hereby amended in its entirety to read as follows:

“The purpose of the Mercury General Corporation 2005 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Mercury General Corporation (the “Company”) by linking the personal interests of Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.”

2. Amendment to Section 1.1. Section 1.1 of the Plan is hereby amended in its entirety to read as follows:

“1.1 “Eligible Individual” means any person who is an Employee, as determined by the Committee.”

3. Amendment to Section 1.6. Section 1.6 of the Plan is hereby amended in its entirety to read as follows:

“1.6 Intentionally Omitted.”

4. Amendment to Section 1.11. Section 1.11 of the Plan is hereby amended in its entirety to read as follows:

“1.11 “Participant” means any Eligible Individual who has been granted an Award pursuant to the Plan.”

5. Amendment to Section 5.1(c). Section 5.1(c) of the Plan is hereby amended in its entirety to read as follows:

“(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) promissory note bearing interest at no less than such rate as shall preclude the imputation of interest under the Code, (iii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.”

6. Deletion of Section 5.5. Section 5.5 of the Plan is hereby deleted in its entirety.

7. Amendment to Section 8.10. Section 8.10 of the Plan is hereby amended in its entirety to read as follows:

“8.10 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.”

8. Amendment to Section 12.1. Section 12.1 of the Plan is hereby amended in its entirety to read as follows:

“12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a

Committee. The Committee shall consist solely of two or more members of the Board each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code and any other applicable rules and regulations, and a Non- Employee Director. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.”

9. Amendment to Section 12.5. Section 12.5 of the Plan is hereby amended in its entirety to read as follows:

“12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.”

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I hereby certify that the foregoing Amendment No. 1 was duly adopted by the Board of Directors of Mercury General Corporation on July 30, 2010.

/s/ Judith A. Walters
Corporate Secretary

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